Exhibit 99.1

SenesTech Announces First Quarter 2018 Financial and Operational Results

FLAGSTAFF, AZ, May 14, 2018 – SenesTech, Inc. (NASDAQ: SNES), a developer of proprietary technologies for managing animal pest populations through fertility control, today announced its first quarter 2018 financial and operational results.

SenesTech will hold a conference call today at 5:00pm ET (2:00 PT) to discuss these results and expectations for the coming year.

Key commercial and recent highlights:

●	Reached distribution agreements with two new distributors, bringing total distributor relationships to four;

●	Partnered with Pestmaster Services, a national pest management professional (PMP);

●	Established relationships with 5 additional regional PMPs during the quarter;

●	Expanded the SenesTech sales team dedicated to supporting the distribution and PMP partners across the US to eight professionals, including the appointment of 20-year Orkin executive Joe Malinowski as Vice President of Sales in February 2018;

●	Adjusted our product messaging and market outreach to focus on attracting new pest management professional (PMP) customers;

●	Patent issued on “Reducing The Reproductive Capacity Of Mammals.” This intellectual property is a key aspect of ContraPest®, SenesTech’s flagship product that targets the reproductive capabilities of Norway and roof rats; and

●	Improved manufacturing efficiencies expected to lower the cost of goods sold and increase throughput.

Management Discussion

Dr. Loretta Mayer, Chair and CEO of SenesTech, commented, “The financial results for the quarter do not tell the whole story – a story which includes a successful change in strategic direction for the acquisition of new customers that we have undertaken in order to drive revenue in 2018 and beyond.”

Tom Chesterman, EVP and CFO continued, “Based on our learnings over the past year, we have adjusted our product messaging and market outreach to focus on attracting PMP customers. This strategy places the PMP and the benefits to them at the center of the conversation. Specifically, we are messaging how ContraPest can be a highly effective solution whether as a fertility-control anchor to magnify the success of an Integrated Pest Management (IPM) program, or as a standalone, non-lethal solution for customers looking to reduce or eliminate the use of lethal methodologies. Our potential new customers have received this messaging well, and we believe that will be manifested in revenue in the coming quarters.”

“The distribution relationships we established last year with Univar and Target Specialty Products, and most recently with two more distributors, have created market access to many of the leading PMPs around the United States. These agreements, along with enhancements to our manufacturing operations, have created the infrastructure to effectively and efficiently move product to our end-user customers.”

“In addition to our improved messaging and expanded points of distribution access, we have allocated additional resources to sales and marketing through the hiring of 20-year Orkin executive, Joe Malinowski, and the addition of four new sales professionals over the last six weeks. This additional expertise will ensure we are able to not only provide the highest level of support to our distribution and PMP partners, but also continue to support the education about and deployment of ContraPest.”

“We know ContraPest works, from scientific studies, from field trials and from positive early reports and testimonials from reference customers. Building on these experiences, we have repositioned our messaging to address the benefits to our most important PMP partners, have taken the steps necessary to build out an infrastructure to support large scale deployment, and have built a sales team capable of driving adoption.”

Dr. Mayer resumed, “One of our board members, Marc Dumont, who has seen and commercialized innovative products before, recently remarked, ‘Senestech has reached the bottom of the J-curve, which is traditionally experienced when creating, getting approval and introducing a disruptive technology product in an existing market. SenesTech is manufacturing a patented product, approved by the EPA and is encountering resistance to innovation in the traditional rodenticide world market. The company is spending time and money and making substantial efforts to get through with its disruptive technology and is determined to prevail.’ We are confident that 2018 will show the results of these actions to position SenesTech for long-term success. As has been said by others, it is not a question of if, it is a question of when. These recent achievements are closing in on the when.”

Early PMP adopters and reference customers have relayed their success with ContraPest:

●	A PMP in Texas has seen a significant reduction of rat population and effort required for station maintainence at a large customer location where ContraPest was deployed along with other IPM techniques.

●	The owner of a PMP in New York City shared that, after using ContraPest as a complement to its IPM protocol within larger housing structures, they saw success in reducing infestations that previously were not responding without ContraPest. The PMP continues to expand the use of ContraPest as part of their IPM protocols on other sites, and with customers looking for a non-lethal solution for a rat infestations.

●	A PMP in the mid-Atlantic area reported that its customer saw a dramatic reduction in rat population levels after the deployment of ContraPest. This report was supported by photographic evidence of population decline and no immature rat sightings after ContraPest deployment.

●	An animal facility in the south-Atlantic area over several months saw photographic evidence that ContraPest successfully controlled a major rat infestation that the use of poisons alone were unsuccessful in managing.

●	Based on successful results in a controlled study, SenesTech is now supplying a metropolitan PMP that is rolling out ContraPest across a large transit system.

First Quarter 2018 Financial Results

Revenues from product sales during Q1 2018 were $19,000, compared to $7,000 of revenue from product sales during Q1 2017.

Operating expenses during Q1 2018 were approximately $2.7 million, compared to approximately $3.5 million during Q1 2017. Operating expenses during Q1 2018 included non-cash equity compensation of $0.7 million. The decrease in operating expense was attributable to decreases in net salary costs and professional service fees, and a decrease in R&D related-activities. The Company anticipates that operating cash utilization will continue at or below $750,000 per month.

Net loss during Q1 2018 was approximately $2.7 million or $0.16 per share, compared to approximately $3.5 million, or $0.34 per share, during Q1 2017.

Adjusted EBITDA, which is a non-GAAP measure of operating performance, was $(1.8) million during Q1 2018, compared to $(2.3) million during Q1 2017.

Cash, cash equivalents and highly liquid investments at the end of the first quarter were approximately $4.8 million.

First Quarter 2018 Conference Call Details

Date and Time: 5:00 pm ET (2:00 pm PT) on Monday, May 14, 2018

Call-in Information: Interested parties can access the conference call by dialing (844) 308-3351 or (412) 317-5407.

Live Webcast Information: Interested parties can access the conference call via a live Internet webcast, which is available in the Investor Relations section of the Company’s website at http://senestech.investorroom.com/.

To Ask a Question: The conference call will be moderated by Lytham Partners, an investor relations firm. There will be three options to ask a question during the call:

1.	Questions can be asked live during the call-in portion of the conference call.

2.	The live webcast will feature an option to submit questions in writing during the event.

3.	If you are unable to attend the event, you can submit a question in advance to Senestech@LythamPartners.com.

Replay: A teleconference replay of the call will be available for three days at (877) 344-7529 or (412) 317-0088, confirmation #10120229. A webcast replay will be available in the Investor Relations section of the Company’s website at http://senestech.investorroom.com/ for 90 days.

Use of Non-GAAP Measure

Adjusted EBITDA is presented herein and is a non-GAAP measure. However, this measure is not intended to be a substitute for those financial measures reported in accordance with GAAP. Adjusted EBITDA has been included because management believes that, when considered together with the GAAP figures, it provides meaningful information related to our operating performance and liquidity and can enhance an overall understanding of financial results and trends. See our attached financials for a reconciliation of this non-GAAP measure to the most comparable GAAP measure.

About SenesTech

SenesTech is changing the paradigm of pest management by targeting the root cause of the problem: reproduction.

ContraPest® is an innovative technology that targets the reproductive capabilities of Norway and roof rats. As a highly palatable liquid, the formulation promotes sustained consumption, helping to reduce fertility in both male and female rats, bringing populations down and keeping them down. Our delivery system is designed to minimize handler exposure, and ContraPest is dispensed inside tamper resistant bait stations, minimizing the risks to non-target species.

As a versatile tool, ContraPest can be used within Integrated Pest Management (IPM) programs to help reduce reproduction and magnify the success of IPM protocols or as a standalone, non-lethal solution for customers that are looking to reduce or eliminate the use of lethal methodologies.

ContraPest is a Restricted Use Pesticide, due to applicator expertise. Please read and comply with all label instructions. For more information visit the SenesTech website at www.senestech.com.

Safe Harbor Statement
This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. “Forward-looking statements” involve estimates, assumptions, risks and uncertainties and describe future expectations, plans, results, or strategies. Forward looking statements are generally preceded by words such as “may,” “future,” “believe,” “plan,” “will” or “should,” “continue,” “expect,” “anticipates,” “eventually,” “projected” or other comparable terminology. Such forward looking statements include, but are not limited to: our expectations regarding our utilization of operating cash, our expectations regarding operating results, and our expectations related to our product messaging and distribution relationships. You should not unduly rely on forward looking statements because such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual results may differ materially from those projected in the forward-looking statements as a result of various factors and other risks identified in our filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise.

CONTACT:

Investor: Robert Blum, Joe Dorame, Joe Diaz, Lytham Partners, LLC, 602-889-9700, senestech@lythampartners.com

Company: Tom Chesterman, Chief Financial Officer, SenesTech, Inc., 928-779-4143

SENESTECH, INC.

BALANCE SHEETS
(In thousands, except shares and per share data)

	March 31, 2018	December 31, 2017
ASSETS	(Unaudited)

Current assets:
Cash	$528	$2,101
Investment in securities held to maturity	4,243	5,023
Accounts receivable	2	16
Prepaid expenses	245	170
Inventory	787	540
Deposits	17	19
Total current assets	5,822	7,869

Property and equipment, net	1,350	1,454
Total assets	$7,172	$9,323

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Short-term debt	$182	$177
Accounts payable	369	391
Accrued expenses	473	589
Notes payable, related parties	6	12
Total current liabilities	1,030	1,169

Long-term debt, net	552	591
Deferred rent	35	41
Total liabilities	1,617	1,801

Commitments and contingencies (See note 15)	—	—

Stockholders’ equity:
Common stock, $0.001 par value, 100,000,000 shares authorized, 16,512,246 and 16,404,195 shares issued and outstanding at March 31, 2018 and December 31, 2017, respectively	17	16
Additional paid-in capital	81,792	81,103
Stock subscribed, but not issued	8	—
Accumulated deficit	(76,262)	(73,597)
Total stockholders’ equity	5,555	7,522

Total liabilities and stockholders’ equity	$7,172	$9,323

See accompanying notes to financial statements.

SENESTECH, INC.
STATEMENTS OF OPERATIONS AND C COMPREHENSIVE LOSS
(In thousands, except shares and per share data)
(Unaudited)

	For the Three Months Ended March 31,
	2018	2017
Revenue:
Sales	$19	$7
Cost of sales	19	4
Gross profit (loss)	—	3

Operating expenses:
Research and development	634	823
Selling, general and administrative	2,028	2,639
Total operating expenses	2,662	3,462

Net operating loss	(2,662)	(3,459)

Other income (expense):
Interest income	6	10
Interest expense	(22)	(13)
Interest expense, related parties	—	(1)
Other income (expense)	13	8
Total other income (expense)	(3)	4

Net loss	$(2,665)	$(3,455)

Weighted average common shares outstanding - basic and fully diluted	16,496,385	10,160,917

Net loss per common share - basic and fully diluted	$(0.16)	$(0.34)

See accompanying notes to financial statements.

SENESTECH, INC.
STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	For the Three Months Ended March 31,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(2,665)	$(3,455)
Adjustments to reconcile net loss to net cash used in operating activities:
Gain on investments held to maturity	(18)	(9)
Amortization of discounts on investments held to maturity	—	5
Bad debts expense	5	—
Depreciation and amortization	117	59
Stock-based compensation	698	1,061
Amortization of debt discount	—	(9)
(Increase) decrease in current assets:
Accounts receivable	9	4
Prepaid expenses	(75)	90
Inventory	(247)	(54)
Deposits	2	(196)
Increase (decrease) in current liabilities:
Accounts payable	(22)	(166)
Accrued contract cancellation settlement	—	(1,000)
Accrued expenses	(116)	291
Deferred rent	(6)	5
Net cash used in operating activities	(2,318)	(3,374)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of securities held to maturity	—	(2,957)
Proceeds received on sale of securities held to maturity	798	—
Purchase of property and equipment	(3)	(130)
Net cash provided by (used in) investing activities	795	(3,087)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from the issuance of notes payable	—	21
Repayments of notes payable	(26)	(6)
Repayments of notes payable, related parties	(6)	(10)
Repayments of capital lease obligations	(18)	(7)
Net cash used in financing activities	(50)	(2)

NET CHANGE IN CASH	(1,573)	(6,463)
CASH AT BEGINNING OF PERIOD	2,101	11,826
CASH AT END OF PERIOD	$528	$5,363

SUPPLEMENTAL INFORMATION:
Interest paid	$22	$14
Income taxes paid	$—	$—

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Purchases of equipment under capital lease obligations	$10	$—

See accompanying notes to financial statements.

SenesTech Inc.

Itemized Reconciliation Between Net Loss and Non-GAAP Adjusted EBITDA
For the Three Months Ended March 31,2018 and 2017
(Unaudited)

	For the Three Months Ended March 31,
(in thousands)	2018	2017
Net Loss (As Reported, GAAP)	(2,665)	(3,455)

Non-GAAP Adjustments:
Interest and dividends	16	4
Stock-based compensation	698	1,061
Gain on investments held to maturity	(13)	(9)
Change in fair value of derivative	—	(9)
Amortization and accretion:
Amortization of discounts on investments held to maturity	5	5
Depreciation expense	117	59
Total of non-GAAP adjustments	823	1,111

Adjusted EBITDA Loss (Non-GAAP)	(1,842)	(2,344)